Filed Pursuant to Rule 424(b)(5)

 Registration No. 333-262223

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 25, 2022)

1,062,600

Shares of Common Stock

Pre-funded Warrants to Purchase up to 613,314 Shares of Common Stock

COMMON STOCK

electroCore, Inc, (the “Company” or “we”) are offering (i) 1,062,600 shares (“RD Shares”) of our common stock, $0.001 par value per share (“Common Stock”), and (ii) Pre-funded Warrants (“RD Pre-funded Warrants”) (together, the “Registered Direct Offering”) to purchase up to an aggregate of 613,314 shares of our common stock directly to certain accredited and institutional investors pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement, dated as of July 31, 2023, by and between the Company and certain accredited and institutional investors (the “Registered Direct Purchase Agreement”).

In a concurrent private placement, we are selling to such investors unregistered common warrants to purchase up to an aggregate of 837,955 shares of our common stock at an exercise price of $4.35 per share (the “PIPE Warrants” and shares of Common Stock underlying the PIPE Warrants, the “PIPE Warrant Shares”) pursuant to the Registered Direct Purchase Agreement (the “Registered Direct Private Placement”).

In a separate concurrent private placement, we are selling to certain officers and directors of the Company (the “Private Agreements”) (i) 169,968 shares of Common Stock (the “Private Shares” and together with the RD Shares, the “Shares”), and (ii) warrants (the “Private Warrants” and together with the PIPE Warrants, the “Warrants”) to purchase up to 84,982 shares of Common Stock (the “Private Warrant Shares” and together with the PIPE Warrant Shares, the “Warrant Shares”). The Private Shares, Private Warrants and Private Warrant Shares are collectively referred to as the “Private Securities.” The Shares were sold at a purchase price of $4.4125 per share. The RD Pre-funded Warrants were sold at a purchase price of $4.4125 minus $0.001 per RD Pre-Funded Warrant, and are exercisable immediately at an exercise price of $0.001 per share. The PIPE Warrants and Private Warrants were sold at a purchase price of $0.0625 per warrant to purchase one half of a share of Common Stock. Each such warrant is exercisable beginning six months from the date of issuance at an exercise price of $4.35 per share, and expires five years from the initial exercise date. The PIPE Warrants and Private Warrants are only exercisable for whole shares of Common Stock.

The issuance of the PIPE Warrants, PIPE Warrant Shares, Private Securities and any shares of Common Stock issuable upon any exercise of the foregoing, were issued or will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, for transactions not involving a public offering, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock trades on the Nasdaq Capital Market under the symbol “ECOR.” On July 28, 2023, the last reported sale price for our common stock on Nasdaq was $4.39 per share.

As of July 31, 2023, the aggregate market value of our outstanding common stock held by non-affiliates (“public float”) was approximately $24,725,802 million, based on 4,512,008 shares of outstanding common stock held by non-affiliates as of such date, and a price of $5.48 per share, which was the highest reported sale price of our Common Stock in the 60-day period prior to July 31, 2023. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus supplement. Accordingly, based on the foregoing, we are currently eligible under General Instruction I.B.6 of Form S-3 to offer and sell shares of our common stock having an aggregate offering price of up to approximately $8,241,934 million. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement, page 3 of the accompanying prospectus and the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any securities commission of any state or other jurisdiction has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We have engaged Paulson Investment Company, LLC (the “Placement Agent”), as our exclusive placement agent in connection with the Registered Direct Offering. The Placement Agent is not purchasing the securities offered by us in the Registered Direct Offering and is not required to sell any specific number or dollar amount of securities, but will assist us in connection with such offering on a reasonable best efforts basis. We have agreed to pay the Placement Agent a total cash fee of $300,000. See “Plan of Distribution” in this prospectus supplement for more information regarding these arrangements.

	Per Share	Total
Offering price	$4.4125	$7,394,985
Proceeds, before expenses, to us(1)(2)		$7,394,985

(1)	This does not include the $300,000 cash fee paid to the Placement Agent.

(2)	The amount of the offering proceeds to us presented in this table does not include proceeds from the sale of the PIPE Warrants and Private Securities in the concurrent private placements or exercise of the Warrants in cash, if any.

The Registered Direct Offering is expected to be close on or about August 2, 2023, subject to satisfaction of customary closing conditions. We have not arranged to place the funds from any investors in a third-party escrow, trust or similar account.

Paulson Investment Company, LLC

The date of this prospectus supplement is July 31, 2023.

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	i
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	ii
PROSPECTUS SUMMARY	S-1
RISK FACTORS	S-6
USE OF PROCEEDS	S-8
DIVIDEND POLICY	S-8
DILUTION	S-9
PLAN OF DISTRIBUTION	S-10
CONCURRENT PRIVATE PLACEMENT TRANSACTIONS AND WARRANTS	S-12
DESCRIPTION OF SECURITIES WE ARE OFFERING	S-13
EXPERTS	S-15
LEGAL MATTERS	S-15
WHERE YOU CAN FIND MORE INFORMATION	S-16
INFORMATION INCORPORATED BY REFERENCE	S-17

Prospectus

ABOUT THIS PROSPECTUS	1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1

ABOUT THE COMPANY	2

RISK FACTORS	3

USE OF PROCEEDS	3

RATIO OF EARNINGS TO FIXED CHARGES	4

PLAN OF DISTRIBUTION	4

DESCRIPTION OF DEBT SECURITIES	5

DESCRIPTION OF PREFERRED STOCK	15

DESCRIPTION OF CAPITAL STOCK	16

DESCRIPTION OF WARRANTS	20

DESCRIPTION OF RIGHTS	22

DESCRIPTION OF UNITS	23

EXPERTS	24

LEGAL MATTERS	25

WHERE YOU CAN FIND MORE INFORMATION	25

INFORMATION INCORPORATED BY REFERENCE	25

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated January 25, 2022, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”), before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and Paulson Investment Company, LLC (“Paulson” or, the “Placement Agent”) has not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our shares of common stock and warrants to purchase shares of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus. You should rely only on the information contained or incorporated by reference in this prospectus supplement.

In this prospectus supplement, unless otherwise stated or the context otherwise indicates, references to “ECOR,” “electroCore,” “the Company,” “we,” “us,” “our” and similar references refer to electroCore, Inc., a Delaware corporation, and its subsidiaries and affiliate.

The electroCore logo, gammaCore, gammaCore Sapphire, Truvaga, TAC-STIM, and other trademarks of electroCore, Inc. appearing in this prospectus are the property of electroCore, Inc. All other trademarks, service marks and trade names in this prospectus supplement are the property of their respective owners. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus supplement.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and certain information incorporated herein by reference contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus supplement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, those included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as those contained in our Annual Report on Form 10-K for the year ended December 31, 2022, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, including those described under “Risk Factors” herein and therein. Other risks may be described from time to time in our filings made under the securities laws, including our Current Reports on Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not known. The forward-looking statements contained in this document are made only as of the date of this document. Except as required by law, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, as well as those described elsewhere in this prospectus supplement and accompanying prospectus, and other factors that we may publicly disclose from time to time. Furthermore, such forward-looking statements speak only as of the date made.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement. This summary does not contain all the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement and accompany prospectus, including “Risk Factors”, and the information incorporated by reference into this prospectus supplement, before making an investment decision.

Overview

We are a commercial stage bioelectronic medicine and wellness company dedicated to improving health through our non-invasive vagus nerve stimulation (“nVNS”s) technology platform. Our focus is the commercialization of medical devices for the management and treatment of certain medical conditions and the development and commercialization of consumer product offerings utilizing nVNS to promote general wellbeing and human performance in the United States and select overseas markets.

nVNS is a platform bioelectronic technology that modulates neurotransmitters and immune function through its effects on both the peripheral and central nervous systems. Our nVNS treatment is delivered through a proprietary high-frequency burst waveform that safely and comfortably passes through the skin and stimulates therapeutically relevant fibers in the vagus nerve. Various scientific publications suggest that nVNS works through several mechanistic pathways including the modulation of neurotransmitters.

Historically, vagus nerve stimulation or VNS, required an invasive surgical procedure to implant a costly medical device. This limitation has generally limited VNS from being used by anyone other than the most severe patients. Our medical devices and wellness products are self-administered and intended for regular or intermittent use over many years.

Our business is supported by our in-house capabilities spanning research and development, regulatory affairs and compliance, sales and marketing, product testing, assembly, fulfillment, and customer support. We derive revenues from the sale of medical devices and wellness products in the United States and select overseas markets.

We have two principal product categories:

• Handheld, personal use medical devices for the management and treatment of certain medical conditions; and

• Handheld, personal use consumer product offerings utilizing nVNS technology to promote general wellbeing and human performance.

We believe our nVNS treatment may be used in the future to effectively treat additional medical conditions, promote general wellbeing, or improve human performance.

Our goal is to be a leader in non-invasive neuromodulation by using our proprietary nVNS platform technology to deliver better health. To achieve this, we offer multiple propositions:

• gammaCore for the treatment of certain medical conditions such as primary headache;

• Truvaga for the support of general health and wellbeing; and

• TAC-STIM for human performance as defined by the United States Air Force Research Laboratory.

gammaCore is a prescription medical device currently FDA cleared for a variety of primary headache conditions. gammaCore is available by prescription only and our flagship model, gammaCore Sapphire is a portable, reusable, rechargeable and reloadable personal use option for patients to use at home or on the go. Prescriptions are written by a health care provider and dispensed from a specialty pharmacy, through the patient’s healthcare provider or fulfilled directly to certain patients directly from our facility in Rockaway, NJ. After the initial prescription is filled, access to additional therapy can be refilled for certain of our gammaCore products periodically through the input of a prescription-only authorization.

Truvaga is a personal use consumer electronics wellness product that does not require a prescription and is available direct-to-consumer from electroCore at www.truvaga.com. Truvaga is not intended for medical use. TAC-STIM is a form of nVNS for human performance and has been developed in collaboration with the United States Department of Defense Biotech Optimized for Operational Solutions and Tactics, or “BOOST” program.

In June 2023, we announced that TAC-STIM, had been selected to be a part of the Air Force Research Laboratories, or “AFRL”, Real-Time Assessing and Augmenting Cognitive Performance in Extreme Environments, or “A2PEX” Grant Program. A2PEX is a five-year project led by the Florida Institute for Human and Machine Cognition, or “IHMC” that includes internationally recognized leaders in wearable technologies from industry and academia. The goal of A2PEX is to build a wearable system to sense, assess and augment cognitive performance in operational environments. Sensors developed by A2PEX partners will develop electrophysiological and biomarker sensors to assess Airmen stress/fatigue in extreme environments. electroCore’s proprietary TAC-STIM nVNS has been commissioned by IHMC for integration into the A2PEX system with the goal of mitigating fatigue and augmenting performance.

We are exploring strategies to make this product offering available to other branches of the active-duty military and certain human performance professionals in the United States and abroad.

TAC-STIM is not a medical device and is not intended to diagnose, cure, mitigate, prevent, or treat a disease or condition.

Recent Developments

•	On July, 2023, we announced that Reliefband Technologies, LLC, the first and only FDA cleared non-invasive neuromodulation device available by prescription for nausea and vomiting, will be distributed and billed exclusively by electroCore, Inc. within the Department of Veterans Affairs (VA) and other Federal Supply Schedule (FSS) eligible entities.

•	As of June 30, 2023, we had approximately $8.7 million in cash, cash equivalents and restricted cash.

Our Corporate Information

Our principal executive offices are located at 200 Forge Way, Suite 205, Rockaway, New Jersey 07866. Our telephone number is (973) 290-0097 and our website address is www.electrocore.com. We have included our website address in this prospectus supplement as an inactive textual reference only. The information available on or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus and should not be relied upon. Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ECOR”.

The Offering

The following summary contains the principal terms of this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Issuer:	electroCore, Inc.

Common stock offered by us:	1,062,600 shares our of common stock.

Offering price per share of common stock:	$4.35 per share.

Common Stock outstanding immediately after the offering:	6,598,357 shares assuming all of the RD Pre-funded Warrants issued in this offering are exercised and no exercise of any PIPE Warrants and Private Warrants issued in this offering.

RD Pre-funded Warrants offered by us:	RD Pre-funded Warrants to purchase up to 613,314 shares of common stock. Each RD Pre-funded Warrant will be exercisable for one share of our common stock. The purchase price of each RD Pre-funded Warrant equals the price per share at which the shares of common stock are being sold in this offering, minus $0.001, the exercise price per share of each RD Pre-funded Warrant. This offering also relates to the shares of common stock issuable upon exercise of any RD Pre-funded Warrants sold in this offering. The exercise price and number of shares of common stock issuable upon exercise will be subject to certain furthers adjustments as described herein. See “Description of Securities We Are Offering” on page S-15.

Concurrent private placement of PIPE Warrants:

In a concurrent private placement, we are offering to the investors in the Registered Direct Offering PIPE Warrants to purchase up to 837,955 shares of our common stock. The PIPE Warrants are being offered at a purchase price of $0.0625 per warrant to purchase one half of a share of Common Stock. Each such warrant is exercisable beginning six months from the date of issuance at an exercise price of $4.35 per share, and expires five years from the initial exercise date. Each PIPE Warrant is only exercisable for a whole share of Common Stock.

The PIPE Warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and, along with the PIPE Warrant Shares, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the PIPE Warrant Shares underlying the PIPE Warrants may not be offered or sold in the U.S. except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. See “Concurrent Private Placement Transactions and Warrants ” on page S-12 of this prospectus supplement.

Concurrent private placement of Private Shares and Private Warrants:

In a separate concurrent private placement with certain officers and directors of the Company, we are offering (i) 169,968 Private Shares and (ii) Private Warrants to purchase up to 84,982 shares of Common Stock.

The Private Shares are being offered at a purchase price of $4.35 per share. The Private Warrants are being offered at a purchase price of $0.0625 per warrant to purchase one half of a share of Common Stock. Each such warrant is exercisable beginning six months from the date of issuance at an exercise price of $4.35 per share, and expires five years from the initial exercise date. Each Private Warrant is only exercisable for a whole share of Common Stock.

The Private Shares and the Private Warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and, along with the Private Warrant Shares, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the Private Shares, Private Warrants and Private Warrant Shares may not be offered or sold in the U.S. except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. See “Concurrent Private Placement Transactions and Warrants” on page S-12 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering for sales and marketing, working capital, and general corporate purposes.

Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “ECOR.”

Risk Factors	See “Risk Factors” included in this prospectus supplement, the accompanying prospectus and otherwise incorporated by reference in this prospectus supplement and the accompanying prospectus for a description of factor that you should consider before purchasing shares of our common stock.

The number of shares of our common stock to be outstanding immediately after this offering is based on 4,752,475 shares outstanding as of June 30, 2023, and excludes as of that date: (i) 335,000 shares of our common stock reserved for issuance upon the exercise of outstanding options at a weighted average exercise price of $58.79 per share; (ii) 1,000 shares of our common stock reserved for issuance upon the exercise of outstanding warrants at a weighted average exercise price of $229.50 per share; and (iii) 143,000 shares of our common stock reserved for issuance upon settlement of restricted and deferred stock units.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or warrants to purchase common stock, no settlement of restricted stock units, in each case since June 30, 2023, and the Warrants have been excluded from the above calculation.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risk factors described below and set forth in the “Risk Factors” section of the Annual Report on Form 10-K for the year ended December 31, 2022 and in our most recent quarterly reports on Form 10-Q, together with the other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes, before deciding to invest in our common stock. We operate in a changing environment that involves numerous known and unknown risks and uncertainties that could materially adversely affect our operations. If any of such risks occur, our business, financial condition, results of operations and the value of our common stock could be materially and adversely affected. In such case, you may lose all or part of your investment in our common stock.

Risks Related to This Offering

The offering price of the securities was set by our board of directors (the “Board”) and does not necessarily indicate the actual or market value of our common stock.

Our Board approved the offering price and other terms of this offering after considering, among other things: the number of shares authorized in our certificate of incorporation; the current market price of our common stock; trading prices of our common stock over time; the volatility of our common stock; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; and market and economic conditions at the time of the offering. The offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The offering price may not be indicative of the fair value of the common stock.

Because the offering price of our securities is substantially higher than the net tangible book value per share of our outstanding common stock following this offering, new investors will experience immediate and substantial dilution.

The offering price of our securities is substantially higher than the net tangible book value per share of our common stock immediately following this offering based on the total value of our tangible assets less our total liabilities. Therefore, if you purchase shares of common stock in this offering, you will experience immediate and substantial dilution. See the section of this prospectus supplement entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Substantial future sales or other issuances of our common stock could depress the market for our common stock.

Sales of a substantial number of shares of our common stock, or the perception by the market that those sales could occur, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity in the future.

An aggregate of 613,314 pre-funded warrants to purchase shares of common stock and an aggregate of 922,937 common stock warrants to purchase shares of common stock are being issued in this offering and the concurrent private placements. Of these, an aggregate of 613,314 pre-funded warrants are exercisable immediately and an aggregate of 922,937 common stock warrants are exercisable beginning February 2, 2024.

Future issuances of our common stock or our other equity securities could further depress the market for our common stock. We expect to continue incurring costs associated with research and development with respect to our therapeutic delivery platforms, and general and administrative costs associated with our operations, and to satisfy our funding requirements, we may need to sell additional equity securities. The sale or the proposed sale of substantial amounts of our common stock or our other equity securities may adversely affect the market price of our common stock and our stock price may decline substantially. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. New equity securities issued may have greater rights, preferences or privileges than our existing common stock.

We will have broad discretion in the use of the net proceeds to us from this offering; we may not use the offering proceeds that we receive effectively.

Our management will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds to us from this offering, their ultimate use may vary from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

Future issuances of shares of our common stock may cause significant dilution of equity interests of existing holders of common stock and decrease the market price of shares of our common stock.

We have previously issued options, warrants and equity awards that are exercisable into a significant number of shares of our common stock. Should existing holders of options, warrants or equity awards exercise their securities into shares of our common stock, it may cause significant dilution of equity interests of existing holders of our common stock and reduce the market price of shares of our common stock.

We may not receive additional funds from the exercise of the Warrants sold in the concurrent private placements.

In certain limited circumstances, each Warrant sold in the concurrent private placements may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the Warrant. Accordingly, we may not receive any additional funds upon the cashless exercise of Warrants or if the Warrants are not exercised at all.

You may experience further dilution if we issue additional equity securities in future transactions, including in any raising of additional capital or restructuring of our indebtedness under the Notes.

To raise additional capital or to restructure our indebtedness under the Notes or otherwise, we may in the future issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may issue shares or other securities in any other transaction at a price per share that is less than the price per share paid by investors in this offering, and investors acquiring shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we issue additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Further, the exercise of outstanding stock options and warrants or other securities convertible into or exercisable for shares of our common stock may result in further dilution of your investment.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the RD Shares, and RD Pre-funded Warrants in this offering and the sale of the PIPE Warrants and Private Securities in the concurrent Private Placements will be approximately $7.5 million. Net proceeds are what we expect to receive after paying the $300,000 cash fee to the Placement Agent and other expenses of this offering and the concurrent private placements. These estimates exclude the proceeds, if any, from the exercise of the RD Pre-funded Warrants sold in this offering and the PIPE Warrants and Private Warrants sold in the private placements concurrently with this offering.

We intend to use the net proceeds from this offering and the concurrent private placements, together with our existing cash and cash equivalents and short-term investments, for general corporate and working capital purposes, including funding our research and development. The amounts and timing of our actual expenditures will depend on numerous factors, including interactions with and feedback from regulatory authorities, the timing of initiation and progress of our clinical trials and results of such trials, other development efforts for our product candidates, and other factors, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date, and we do not expect to pay cash dividends in the foreseeable future. Future dividend policy will depend on our earnings, capital requirements, financial condition, and other factors considered relevant by our board of directors. There are no non-statutory restrictions on our present ability to pay dividends. Any future determination to pay dividends will be made at the discretion of our board of directors.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the effective offering price per share of our common stock and/or RD Pre-funded Warrants and the as-adjusted net tangible book value per share of our common stock immediately after the Registered Direct Offering without giving effect to the Registered Direct Private Placement or concurrent offering pursuant to the Private Agreements.

Our historical net tangible book value as of March 31, 2023 was approximately $11,847,000 million, or $2.50 per share, based on 4,745,781 shares of common stock outstanding at March 31, 2023. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2023.

After giving effect to the issuance and sale in the Registered Direct Offering of 1,675,914 shares of our common stock at a price per share of $4.35 and after deducting Placement Agent fee and estimated offering expenses payable by us, our as-adjusted net tangible book value as of March 31, 2023 would have been $19.0 million, or approximately $2.95 per share of our common stock. This represents an immediate increase in net tangible book value of $0.45 per share of our common stock to our existing stockholders and an immediate dilution of $1.40 per share to purchasers of common stock in this offering, as illustrated in the following table:

Offering price per share of common stock and/or RD Pre-funded Warrants		$4.35
Historical net tangible book value per share as of March 31, 2023 the Registered Direct Offering	$2.50
Increase in net tangible book value per share attributable to the Registered Direct Offering	0.45
As-adjusted net tangible book value per share as of March 31, 2023 after the Registered Direct Offering		$2.95
Dilution per share to purchasers of common stock and/or RD Pre-Funded Warrants in the Registered Direct Offering		$1.40

The information set forth above is based on 4,745,781 shares of common stock issued and outstanding as of March 31, 2023 and excludes: (i) 437,000 shares of our common stock reserved for issuance upon the exercise of outstanding options at a weighted average exercise price of $55.74 per share; (ii) 1,000 shares of our common stock reserved for issuance upon the exercise of outstanding warrants at a weighted average exercise price of $229.50 per share; and (iii)148,000 shares of our common stock reserved for issuance upon settlement of restricted and deferred stock units. It also excludes shares issuable upon exercise of the PIPE Warrants and Private Securities, and assumes no exercise of the PIPE Warrants but full exercise of the RD Pre-funded Warrants.

The above illustration of dilution per share to investors participating in the Registered Direct Offering assumes no exercise of outstanding options, warrants or equity awards into commons stock. The exercise of outstanding options, warrants or equity awards having an exercise price less than the offering price will increase dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

Subject to the terms and conditions of a placement agent agreement, Paulson Investment Company, LLC, which we refer to as the Placement Agent, has agreed to act as our exclusive Placement Agent in connection with this offering of our securities pursuant to this prospectus supplement and the accompanying prospectus. The Placement Agent is not purchasing or selling any securities offered by this prospectus supplement and the accompanying prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the securities, but has agreed to use its commercially reasonable “best efforts” to arrange for the sale of all of the securities offered hereby. We will enter into purchase agreements directly with investors, certain officers, directors and consultants of the Company and legal counsel to the Company in connection with this offering and we will only sell securities offered hereby to investors, certain officers, directors and consultants of the Company and legal counsel to the Company which have entered into purchase agreements.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about August 2, 2023, subject to satisfaction of customary closing conditions.

We have agreed to pay the Placement Agent a total cash fee equal to $300,000.

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities relating to or arising out of the Placement Agent’s activities under the engagement letter agreement and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

The Registered Direct Purchase Agreement, and Private Agreements contain customary representations, warranties and agreements by the Company and customary conditions to closing. Under the Registered Direct Purchase Agreement, subject to certain exceptions, the Company has agreed not to (i) enter into any agreement to issue or announce the issuance or proposed issuance of any common stock or common stock equivalents for a period of 180 days, or (ii) file any registration statement or amendment or supplement thereto for a period of 90 days. The Company has also agreed not to effect or enter into an agreement to effect any issuance of common stock or common stock equivalents involving a Variable Rate Transaction, as defined in the Registered Direct Purchase Agreement, for a period of one year following the closing of the Registered Direct Offering. Pursuant to the purchase agreements, the Company also agreed to indemnify the purchasers against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the purchase agreements

The Registered Direct Purchase Agreement, and Private Agreements are included as exhibits to a Current Report on Form 8-K that we have filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time, the Placement Agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any further services.

Lock-Up Agreement

We, and our officers and directors participating in the offering pursuant to the Private Agreements, have agreed, subject to certain exceptions, for a period of 180 days after the date of this prospectus supplement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock without the prior written consent of the lead institutional investors in the Registered Direct Offering. Such investor may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

CONCURRENT PRIVATE PLACEMENT TRANSACTIONS AND WARRANTS

Pursuant to the Registered Direct Private Placement and pursuant to the concurrent private placement pursuant to the Private Agreements, (i) we entered into a securities purchase agreement with certain accredited and institutional investors pursuant to this prospectus and (ii) we entered into a securities purchase agreements with certain officers and directors of the Company.

In the Registered Direct Private Placement, we are offering to each of the investors in the concurrent Registered Direct Offering a PIPE Warrant sold at a purchase price of $0.0625 per warrant to purchase one half of a share of Common Stock. Each such warrant is exercisable beginning six months from the date of issuance at an exercise price of $4.35 per share, and expires five years from the initial exercise date. Each PIPE Warrant is only exercisable for a whole share of Common Stock. The aggregate number of shares of common stock exercisable pursuant to the PIPE Warrants is 837,955.

The PIPE Warrants and the PIPE Warrant Shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The PIPE Warrants and the PIPE Warrant Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

After the exercise date of the PIPE Warrants, if and only if there is no effective registration statement registering the applicable shares of common stock, or no current prospectus available for such shares, the resale of the shares of common stock issuable upon exercise of the PIPE Warrants, the purchasers may exercise the PIPE Warrants by means of a “cashless exercise.”

All purchasers are required to be “accredited investors” as such term is defined in Rule 501(a) under the Securities Act.

In a separate concurrent private placement pursuant to the Private Agreements, we are offering to certain officers and directors of the Company: (i) 169,968 Private Shares and (ii) Private Warrants to purchase up to 84,982 shares of Common Stock. The Private Shares were sold at a purchase price of $4.35 per share. The Private Warrants were sold at a purchase price of $0.0625 per warrant to purchase one half of a share of Common Stock. Each such warrant entitles the holder thereof to purchase one half of a share of Common Stock, is exercisable beginning six months from the date of issuance at an exercise price of $4.35 per share, and expires five years from the initial exercise date. Each Private Warrant is only exercisable for a whole share of Common Stock.

The Private Shares, Private Warrants and Private Warrant Shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Private Shares, Private Warrants and Private Warrant Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

After the exercise date of the Private Warrants, if and only if there is no effective registration statement registering the applicable shares of common stock, or no current prospectus available for such shares, the resale of the shares of common stock issuable upon exercise of the Private Warrants, the purchasers may exercise the Private Warrants by means of a “cashless exercise.”

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

We are offering shares of our common stock the Registered Direct Offering. As of July 31, 2023, there were 4,752,475 shares of common stock issued and outstanding, held of record by approximately 361 stockholders. See “Description of Our Capital Stock - Common Stock” beginning on page 16 of the accompanying prospectus.

Pre-funded Warrants

The following summary of certain terms and provisions of the RD Pre-funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the RD Pre-funded Warrants, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with the Registered Direct Offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of RD Pre-funded Warrant for a complete description of the terms and conditions of the RD Pre-funded Warrants.

RD Pre-funded Warrants will be issued in certificated form only.

Duration and Exercise Price

Each RD Pre-funded Warrant offered hereby has an initial exercise price per share equal to $0.001. The RD Pre-funded Warrants are immediately exercisable and will expire when exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The RD Pre-funded Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). The holder (together with its affiliates) may not exercise any portion of such holder’s RD Pre-funded Warrant to the extent that the holder would own more than 4.99% (or at the election of the holder, 9.99%) of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s RD Pre-funded Warrant up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the RD Pre-funded Warrant. No fractional shares of common stock will be issued in connection with the exercise of a RD Pre-funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the RD Pre-funded Warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the RD Pre-funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a RD Pre-funded Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the RD Pre-funded Warrant is exercisable immediately prior to such event.

Transferability

Subject to applicable laws, a RD Pre-funded Warrant may be transferred at the option of the holder upon surrender of the RD Pre-funded Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing

There is no established trading market for the RD Pre-funded Warrants. We do not intend to list the RD Pre-funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Shareholder

Except as otherwise provided in the RD Pre-funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of the RD Pre-funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such Pre-funded Warrants holder exercise their RD Pre-funded Warrants.

EXPERTS

The consolidated financial statements of electroCore, Inc., subsidiaries and affiliate as of December 31, 2022 and 2021 have been incorporated by reference herein and in the registration statement in reliance upon the report of Marcum LLP, independent registered public accounting firm, appearing incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Dentons US LLP, New York, New York. As of the date of this prospectus supplement, members of Dentons US LLP may own shares of our common stock with a market value in excess of $50,000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov. We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact the Corporate Secretary at the following address or telephone number: electroCore, Inc., 200 Forge Way, Suite 205, Rockaway, New Jersey 07866, Attention: Corporate Secretary; (973) 290-0097. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

We maintain our website at www.electrocore.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities we are offering by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and our securities. Statements contained in this prospectus supplement and accompanying prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the SEC, as described above.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of this offering, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 8, 2023.
•	Our Quarterly Report on Form 10-Q filed with the SEC on May 3, 2023.
•	Our Current Reports on Form 8-K filed with the SEC on January 17, 2023; February 14, 2023; February 23, 2023; May 26, 2023; and July 31, 2023.
•	The description of our capital stock included under the caption “Description of Capital Stock” of the prospectus included in the Registration Statement on Form S-1 (File No. 333-225084) filed with the SEC on June 11, 2018 together with any amendment thereto filed with the SEC for purposes of updating such description.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

 $75,000,000

electroCore, Inc.

Debt Securities
Preferred Stock
Common Stock
Warrants
Rights
Units

From time to time, we may offer and sell up to an aggregate of $75,000,000 of any combination of the securities described in this prospectus, either individually or in combination. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

When we decide to sell particular securities, we will provide you with the specific terms and the offering price of the securities we are then offering in one or more prospectus supplements to this prospectus. The prospectus supplement may add to, change or update information contained in this prospectus. The prospectus supplement may also contain important information about U.S. federal income tax consequences. You should carefully read this prospectus, together with any prospectus supplements and information incorporated by reference in this prospectus and any prospectus supplements, before you decide to invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is quoted on The NASDAQ Global Select Market under the trading symbol “ECOR.” Any common stock sold pursuant to this prospectus or any prospectus supplement will be listed on that exchange, subject to official notice of issuance. Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing on any national securities exchange of the securities covered by the prospectus supplement.

We may offer and sell the securities described in this prospectus to or through one or more underwriters, dealers or agents, or directly to purchasers on an immediate, continuous or delayed basis. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in an accompanying prospectus supplement covering the sales of those securities. As of January 13, 2022, the aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $57.7 million, which is based on 65,594,696 shares of common stock held by non-affiliates as of such date and a price of $0.88 per share, the closing price of our common stock on January 12, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75 million. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 25, 2022.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1

ABOUT THE COMPANY	2

RISK FACTORS	3

USE OF PROCEEDS	3

RATIO OF EARNINGS TO FIXED CHARGES	4

PLAN OF DISTRIBUTION	4

DESCRIPTION OF DEBT SECURITIES	5

DESCRIPTION OF PREFERRED STOCK	15

DESCRIPTION OF CAPITAL STOCK	16

DESCRIPTION OF WARRANTS	20

DESCRIPTION OF RIGHTS	22

DESCRIPTION OF UNITS	23

EXPERTS	24

LEGAL MATTERS	25

WHERE YOU CAN FIND MORE INFORMATION	25

INFORMATION INCORPORATED BY REFERENCE	25

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process or continuous offering process, which allows the Company to offer and sell any combination of the securities described in this prospectus in one or more offerings. Using this prospectus, we may offer up to a total dollar amount of $75,000,000 of these securities.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this registration statement and the prospectus contained herein, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors about us and the terms of that particular offering. Prospectus supplements may also add to, update or change the information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement. In addition, as described in the section entitled “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the SEC that contain information about our business. Before you decide whether to invest in any of these securities, you should read this prospectus, the prospectus supplement that further describes the offering of these securities and the information we file with the SEC.

In this prospectus and any prospectus supplement, unless otherwise stated or the context otherwise indicates, references to “ECOR,” “electroCore,” “the Company,” “we,” “us,” “our” and similar references refer to electroCore, Inc., a Delaware corporation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and certain information incorporated herein by reference contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, (i) those included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, (ii) those contained in our other SEC reports described under “Risk Factors,” (iii) those described elsewhere in this prospectus, and (iv) other factors that we may publicly disclose from time to time. Furthermore, such forward-looking statements speak only as of the date made. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

TRADEMARKS

The electroCore logo, gammaCore and other trademarks of electroCore, Inc. appearing in this prospectus are the property of electroCore, Inc. All other trademarks, service marks and trade names in this prospectus are the property of their respective owners. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

ABOUT THE COMPANY

Business Overview

We are a commercial-stage medical device company with a proprietary non-invasive vagus nerve stimulation, or nVNS, therapy. nVNS is a platform bioelectronic medical therapy that modulates neurotransmitters and immune function through its effects on both the peripheral and central nervous systems. We are initially focused on neurology, and our therapy, gammaCore, is cleared by the U.S. Food and Drug Administration, or FDA, for use by adults for the following neurology indications: the acute treatment of pain associated with each of migraine and episodic cluster headache, or eCH, the preventive treatment of migraine headache and adjunctive use for the preventive treatment of cluster headaches, or CH. In February 2021, the FDA cleared the use of gammaCore for acute and preventive treatment of migraine in adolescents. In September 2021, the FDA cleared the use of gammaCore for the treatment of Paroxysmal Hemicrania (PH) and Hemicrania Continua (HC) in adults. PH and HC are rare forms of trigeminal autonomic cephalalgias that are typically debilitating and difficult to treat.

Our strategy has been to focus on selling gammaCore to treat different forms of primary headache upon regulatory approval. Following our initial FDA clearance in early 2017, our commercial strategy was to establish gammaCore as a first-line treatment option for the acute treatment of eCH in adult patients, who have few alternative treatment options available to them. This strategy was supported by a product registry conducted from July 2017 through June 2018 to build advocacy among key opinion leaders in leading headache centers in the United States, and to generate patient demand in the form of prescriptions submitted to payers. We leveraged this advocacy during the registry period as we expanded into migraine and prepared for a full commercial launch of gammaCore and gammaCore Sapphire for the acute treatment of pain associated with eCH and migraine in adult patients, which was accomplished in the third quarter of 2018. With the clearance of adjunctive use for the prevention of CH in December 2018, we continued to build upon our existing base of advocacy and patient support. In March 2020, the FDA cleared gammaCore for the preventive treatment of migraine headache in adult patients. In February 2021, gammaCore was cleared by the FDA for the acute and preventive treatment of migraine in adolescents between 12 and 17 years of age. In September 2021, gammaCore was cleared in adults by the FDA for two rare forms of trigeminal autonomic cephalalgias, Paroxysmal Hemicrania and Hemicrania Continua.

Since May 2019, we have focused our sales efforts in three channels, (i) the U.S. Department of Veterans Affairs and U.S. Department of Defense, with (ii) commercial payers, and (iii) the United Kingdom. We continue to evaluate strategies to expand commercial adoption of gammaCore, including the potential use of telemedicine and cash pay direct to consumer and physician dispense approaches.

Litigation Update

As an update to our prior disclosure of the ongoing securities class action case in the Superior Court of New Jersey for Somerset County, captioned Paul Kuehl vs. electroCore, Inc., et al., Docket No. SOM-L 000876-19, on November 11, 2021, we and the other defendants filed a supplemental motion to dismiss based on our certificate of incorporation’s forum selection clause. On December 10, 2021, the Superior Court heard argument of the original motion to dismiss and the supplemental motion to dismiss based on the federal forum selection clause. On December 14, 2021, the Superior Court granted both motions in their entirety and dismissed the action without leave to re-plead.

In the ongoing securities class action case in the United States District Court for the District of New Jersey captioned Allyn Turnofsky vs. electroCore, Inc., et al., Case 3:19-cv-18400, on November 17, 2021, we and the other defendants moved to dismiss the new complaint. Briefing on the motion is now complete. Argument of the motion has not yet been scheduled.

RISK FACTORS

Before you invest in any of the Company’s securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider (i) the risk factors contained in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, (ii) all of the other information included or incorporated by reference in this prospectus, and (iii) the applicable prospectus supplement, as the same may be updated from time to time by the Company’s future filings under the Exchange Act.

The risks and uncertainties described herein are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair its business or operations. Any adverse effect on the Company’s business, financial condition or operating results could result in a decline in the value of the securities and the loss of all or part of your investment. The prospectus supplement applicable to each series of securities the Company offers may contain a discussion of additional risks applicable to an investment in the Company and the securities the Company is offering under that prospectus supplement.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock, which could negatively impact the market price and liquidity of our common stock and our ability to access the capital markets.

On December 20, 2021, we received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of our common stock for the last 30 consecutive business days, we did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1). Pursuant to the initial Nasdaq notice and Rule 5810(c)(3)(A) of the Nasdaq Listing Rules, we have 180 calendar days from the date of the notice, or until June 20, 2022, to regain compliance with the minimum bid price requirement in Rule 5450(a)(1) by achieving a closing bid price for our common stock of at least $1.00 per share over a minimum of 10 consecutive business days.

Such a delisting would have a negative effect on the price of our common stock, impair the ability to sell or purchase our common stock when persons wish to do so, and any delisting could materially adversely affect our ability to raise capital or pursue strategic, financing or other transactions on acceptable terms, or at all. Delisting from the Nasdaq Global Select Market could also have other negative results, including the potential loss of institutional investor interest.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the Company will use the net proceeds from the sale of securities offered by this prospectus for sales and marketing, working capital, and general corporate purposes. In addition, we believe opportunities may exist from time to time to expand our current business through acquisitions or in-licenses of, or investments in, complementary companies, medicines, intellectual property or technologies. While we have no current agreements or commitments for any specific acquisitions, in-licenses or investments at this time, we may use a portion of the net proceeds for these purposes. As of the date of this prospectus, the Company has not identified any specific and material proposed uses of the anticipated proceeds.

Our expected use of net proceeds from the sale of any securities offered pursuant to the applicable prospectus supplement for such offering will vary depending on our then current intentions based upon our plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of any offering or the amounts that we will actually spend on any specific uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors” in this prospectus. As a result, unless otherwise specified in the prospectus supplement, our management will have broad discretion in its application of the net proceeds, and investors will be relying on our judgment in such application.

Pending use of net proceeds from the sale of securities offered by this prospectus, we may invest in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

RATIO OF EARNINGS TO FIXED CHARGES

If the Company offers debt securities and/or preference equity securities under this prospectus, then the Company will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

PLAN OF DISTRIBUTION

The Company may sell the securities being offered by it in this prospectus pursuant to underwritten public offerings, negotiated transactions, block trades or any combination of such methods. The Company may sell the securities to or through underwriters, dealers, agents or directly to one or more purchasers. The Company and its agents reserve the right to accept and to reject, in whole or in part, any proposed purchase of securities. A prospectus supplement or post-effective amendment, which the Company will file each time the Company effects an offering of any securities, will provide the names of any underwriters, dealers or agents, if any, involved in the sale of such securities, and any applicable fees, commissions, or discounts to which such persons shall be entitled to in connection with such offering.

The Company and its agents, dealers and underwriters, as applicable, may sell the securities being offered by the Company in this prospectus from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

The Company may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. The Company will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the applicable prospectus supplement or amendment.

The Company may solicit directly offers to purchase securities. The Company may also designate agents from time to time to solicit offers to purchase securities. Any agent that the Company designates, who may be deemed to be an underwriter as such term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such agent at the time of resale.

The Company may engage in at the market offerings of the Company’s common stock. An at the market offering is an offering of the Company’s common stock at other than a fixed price, and is conducted to or through a market maker. The Company shall name any underwriter that the Company engages for an at the market offering in a post-effective amendment to the registration statement containing this prospectus. In the related prospectus supplement, the Company shall also describe any additional details of the Company’s arrangement with such underwriter, including commissions or fees paid or discounts offered by the Company, and whether such underwriter is acting as principal or agent.

If the Company uses underwriters to sell securities, the Company will enter into an underwriting agreement with the underwriters at the time of the sale to them, which agreement shall be filed as an exhibit to the related prospectus supplement. Underwriters may also receive commissions from purchasers of the securities. Underwriters may also use dealers to sell securities. In such an event, the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Under agreements that they may enter into with the Company, underwriters, dealers, agents and other persons may be entitled to (i) indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act or (ii) contribution with respect to payments which they may be required to make in respect of such liabilities. Underwriters and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

If so indicated in the applicable prospectus supplement, the Company may authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the securities offered by the Company under this prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for securities pursuant to those contracts and the commissions payable for solicitation of the contracts.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M of the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by such dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

The Company’s common stock is quoted on The NASDAQ Global Select Market under the trading symbol “ECOR.” The other securities are not listed on any securities exchange or other stock market and, unless the Company states otherwise in the applicable prospectus supplement, the Company does not intend to apply for listing of the other securities on any securities exchange or other stock market. Any underwriters to whom the Company sells securities for public offering and sale may make a market in the securities that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, the Company gives you no assurance as to the development or liquidity of any trading market for the securities.

The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

In order to comply with certain state securities laws, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of securities must also be made by the Company in compliance with all other applicable state securities laws and regulations.

The Company shall pay all expenses of the registration of the securities.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information the Company includes in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that the Company may offer under this prospectus. While the terms the Company has summarized below will apply generally to any future debt securities the Company may offer under this prospectus, the Company will describe the particular terms of any debt securities that the Company may offer in more detail in the applicable prospectus supplement. The terms of any debt securities the Company offers under a prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, the Company had no outstanding indebtedness.

The Company will issue the senior debt securities under the senior indenture that the Company will enter into with the trustee to be named in the senior indenture. The Company will issue the subordinated debt securities under the subordinated indenture that the Company will enter into with the trustee to be named in the subordinated indenture. The Company has filed forms of these documents as exhibits to the registration statement which includes this prospectus. The Company uses the term “indentures” in this prospectus to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Company uses the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. Except as the Company may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the debt securities of any series.

The Company is not limited as to the amount of debt securities it may issue under the indentures. The prospectus supplement will set forth:

•	whether the debt securities will be senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date the principal will be payable;

•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether the Company or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount;

•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance;”

•	any conversion or exchange provisions;

•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions, if different from those described below under “Subordinated Debt Securities;”

•	any deletions of, or changes or additions to, the events of default or covenants; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement:

•	the debt securities will be registered debt securities; and

•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by the Company.

The Company will not impose a service charge for any transfer or exchange, but the Company may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, the Company will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

The Company may initially appoint the trustee to be named in the indenture as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by the Company will be named in the prospectus supplement. The Company may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, the Company will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that the Company will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified the Company that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing; or

•	any other circumstances described in a prospectus supplement.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names,

•	will not be entitled to physical delivery of certificated debt securities, and

•	will not be considered to be holders of those debt securities under the indentures.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

The depositary policies and procedures may change from time to time. Neither the Company nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this paragraph will apply to debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by the Company. However, at the Company’s option, the Company may pay interest by mailing a check to the record holder. The corporate trust office initially will be designated as the Company’s sole paying agent.

The Company may also name any other paying agents in the prospectus supplement. The Company may designate additional paying agents, change paying agents or change the office of any paying agent. However, the Company will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by the Company to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to the Company. Thereafter, the holder may look only to the Company for such payment.

Consolidation, Merger and Sale of Assets

The Company may not consolidate with or merge into any other person, in a transaction in which it is not the surviving corporation, or convey, transfer or lease the Company’s properties and assets substantially as an entirety to, any person, unless:

•	the Company shall be the surviving or continuing corporation in the transaction;

•	the successor assumes the Company’s obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have happened and be continuing; and

•	certain other conditions are met.

If the debt securities are convertible for the Company’s other securities or securities of other entities, the person with whom the Company consolidates or merges or to whom the Company sells all of its property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default

Unless the Company informs you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of or any premium on any debt security of that series when due and payable;

(2)	failure to pay any interest on any debt security of that series when it becomes due and payable, and continuation of that failure for a period of 90 days (unless the entire amount of such payment is deposited by the Company with the trustee or paying agent prior to the expiration of the 90-day period);

(3)	failure to deposit any sinking fund payment, when and as due in respect of any debt security of that series;

(4)	failure to perform or breach of any other covenant or warranty by the Company in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than the series), which failure continues uncured for a period of 90 days after the Company receives the notice required in the indenture;

(5)	the Company’s bankruptcy, insolvency or reorganization; and

(6)	any other event of default with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, after applicable notice and cure periods set forth in the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by the Company on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request.

Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 90 days after the original request.

A holder may not use the indenture to prejudice the rights of any holder, or to obtain or to seek to obtain priority or preference over another holder or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders (it being understood that the trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders).

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed in (1) through (3) above.

The Company will furnish the trustee an annual statement by its officers as to whether or not the Company is in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

The Company and the trustee may make modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither the Company nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•	reduce the principal, premium, if any, or interest on any debt security;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	reduce the rate of interest on any debt security;

•	change the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	waive any default or event of default in payment of the principal of, premium or interest on any debt security;

•	waive a redemption payment or modify any of the redemption provisions of any debt security;

•	adversely affect the right to convert any debt security in any material respect; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

After any amendment becomes effective, the Company will mail to the holders a notice briefly describing such amendment.

Satisfaction and Discharge; Defeasance

The Company may be discharged from its obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if the Company deposits with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture will contain a provision that permits the Company to elect:

•	to be discharged from all of the Company’s obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

•	to be released from the Company’s obligations under the following covenants and from the consequences of an event of default resulting from a breach of these covenants: (1) the subordination provisions under a subordinated indenture; and (2) covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, the Company must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. or foreign government obligations. As a condition to either of the above elections, the Company must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law; Waiver of Jury Trial

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

The indentures provide that we, the trustee and the holders of the debt securities irrevocably waive the right to trial by jury to the extent permitted by applicable law in respect of any legal proceeding, which could include those relating to claims under the federal securities laws, in connection with the indentures, the debt securities and the transactions contemplated thereby. If this jury trial waiver provision is prohibited by applicable law, an action could nevertheless proceed under the terms of the indentures or the debt securities with a jury trial. To our knowledge, the enforceability of a jury trial waiver under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a jury trial waiver provision is generally enforceable under the laws of the State of New York, which govern the indentures and the debt securities, by a court of the State of New York or a federal court applying such law. In determining whether to enforce a jury trial waiver provision, New York courts and federal courts will, among other things, consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party has knowingly waived any right to trial by jury. We believe that this would be the case with respect to the indentures and the debt securities, however, there may be other bases upon which New York courts will not enforce a jury trial waiver provision. No condition, stipulation or provision of the indentures or the debt securities serves, or can serve, as a waiver by any holder or by us or the trustee of compliance with any provision of the federal securities laws or the rules and regulations thereunder.

Regarding the Trustee

The indentures will limit the right of the trustee, should it become a creditor of the Company, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions. However, if the trustee, acquires any conflicting interest within the meaning of the Trust Indenture Act, and there is a default under the indenture with respect to debt securities of any series for which they are the trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

Payment on subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of the Company’s senior indebtedness. Subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of the Company’s subsidiaries.

Upon any distribution of the Company’s assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution. The indentures will require the Company to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.

The Company may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at the Company’s option, if:

•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace, which is called a “payment default”; or

•	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default, which is called a “payment blockage notice” from the Company or any other person permitted to give such notice under the indenture, which is called a “non-payment default”.

The Company may resume payments and distributions on subordinated debt securities:

•	in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

•	in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of the Company’s assets in contravention of the subordination provisions on subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of the Company’s bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than the Company’s other creditors (including the Company’s trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

Unless the Company informs you otherwise in the prospectus supplement, the Company will not be prohibited from incurring debt, including senior indebtedness, under any indenture relating to subordinated debt securities. The Company may from time to time incur additional debt, including senior indebtedness.

The Company is obligated to pay reasonable compensation to the trustee and to indemnify the trustee and certain agents against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1)	all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2)	all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)	all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for on the Company’s balance sheet;

(4)	all obligations and liabilities, contingent or otherwise, as lessee under leases for facility equipment (and related assets leased together with such equipment) and under any lease or related document (including a purchase agreement, conditional sale or other title retention or synthetic lease agreement) in connection with the lease of real property or improvement thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including the obligations under such lease or related document to purchase or cause a third party to purchase such leased property (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP) or pay an agreed upon residual value of the leased property to the lessor;

(5)	all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;

(6)	all direct or indirect guaranties or similar agreements in respect of, and the Company’s obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)	any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by the Company; and

(8)	any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on the Company’s current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by the Company, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

•	indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities;

•	the Company’s indebtedness to any of the Company’s majority-owned subsidiaries; and

•	subordinated debt securities.

DESCRIPTION OF PREFERRED STOCK

As of the date of this prospectus, the Company has authorized 10,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding. Under the Company’s Certificate of Incorporation, the Company’s Board is authorized to issue shares of the Company’s preferred stock from time to time, in one or more classes or series, without stockholder approval. Prior to the issuance of shares of each series, the Board is required by the General Corporation Law of the State of Delaware (“DGCL”) to adopt resolutions and file a Certificate of Designation with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series. Any exercise of the Company’s Board of its rights to do so may affect the rights and entitlements of the holders of the Company’s common stock as set forth below.

The Company’s Board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

General

Subject to limitations prescribed by the DGCL, the Company’s Certificate of Incorporation and the Company’s Bylaws (“Bylaws”), the Company’s Board is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board. Each series of preferred stock that the Company offers under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange or market;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of the Company’s preferred stock, including the conversion price (or its manner of calculation) and conversion period;

•	the terms and conditions, if applicable, upon which preferred stock will be exchangeable into the Company’s debt securities, including the exchange price, or its manner of calculation, and exchange period; voting rights, if any, of the preferred stock; a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company’s affairs;

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company’s affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company rank:

•	senior to all classes or series of the Company’s common stock, and to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of the Company;

•	on a parity with all equity securities issued by the Company that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of the Company; and

•	junior to all equity securities issued by the Company the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of the Company (including any entity with which the Company may be merged or consolidated or to which all or substantially all of the Company’s assets may be transferred or which transfers all or substantially all of the Company’s assets).

As used for these purposes, the term “equity securities” does not include convertible debt securities.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of our capital stock. For a complete description, you should refer to our certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the DGCL.

General

As of the date of this prospectus, the Company has authorized 500 million shares of common stock, par value $0.001 per share. As of January 13, 2022, there were 70,705,729 shares of common stock outstanding.

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our certificate of incorporation and our bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors are able to elect all of the directors standing for election, if they should so choose.

Dividend Rights

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are not entitled to receive ratably those dividends, if any, as may be declared from time to time by the Board out of legally available funds.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Other Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Anti-Takeover Provisions

The provisions of Delaware law, and our certificate of incorporation and our bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

•	Classified Board. Our certificate of incorporation provides for our Board to be divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding is able to elect all of our directors. Our certificate of incorporation and our bylaws also provide that directors may be removed by the stockholders only for cause upon the vote of 66 2/3% or more of our outstanding common stock. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors, and vacancies and newly created directorships on the board of directors may, except as otherwise required by law or determined by the board, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum.

•	Special Meetings of Stockholders and Stockholder Action by Written Consent. Our certificate of incorporation and bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and eliminate the right of stockholders to act by written consent without a meeting. Our bylaws also provide that only our chairman of the board, Chief Executive Officer (or if there is no Chief Executive Officer, the President) or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders.

•	Advance Notice Requirements for Stockholder Proposals. Our bylaws provide that stockholders seeking to present proposals before a meeting of stockholders, including the nomination of director candidates, must provide timely advance notice in writing, and specifies requirements as to the form and content of a stockholder’s notice.

•	Amendment to Certificate of Incorporation and Bylaws. Our certificate of incorporation and bylaws provide that the stockholders cannot amend the provisions described above except by a vote of 66 2/3% or more of our outstanding common stock.

The combination of these provisions makes it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Since our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede any attempt to effect a change of control of our company.

These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Choice of Forum

Our certificate of incorporation provides that the Court of Chancery of the state of Delaware (the “Chancery Court”) is the exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against us arising pursuant to the DGCL, our certificate of incorporation or our bylaws; (iv) or any action asserting a claim against us that is governed by the internal affairs doctrine, in each case provided that the Chancery Court has subject matter jurisdiction. If the Chancery Court does not have subject matter jurisdiction, then such actions may be brought in any state court located in the state of Delaware (the “State Courts”) or, if and only if the State Courts lack subject matter jurisdiction, in the federal district court for the District of Delaware.

This exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Our certificate of incorporation further provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, although stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in some other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable.

Limitation of Liability and Indemnification

Our certificate of incorporation provides that no director will be personally liable for monetary damages for breach of any fiduciary duty as a director, except with respect to liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (governing distributions to stockholders); or

•	for any transaction from which the director derived any improper personal benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The modification or repeal of this provision of our certificate of incorporation will not adversely affect any right or protection of a director existing at the time of such modification or repeal.

Our bylaws also provide that we will, to the fullest extent permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding or arising out of their status as an officer or director or their activities in these capacities. We will also indemnify any person who, at our request, is or was serving as a director, officer, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise. We may, by action of our Board, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. 55 Mercedes Way, Edgewood, NY 11717.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our common stock, preferred stock or debt securities. We may issue warrants independently or together with any of our securities. Warrants also may be attached to other securities that we may issue. We may issue warrants in different series under separate warrant agreements or under a single warrant agreement between us and a specified warrant agent described in an applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

As of the date of this prospectus, we have (i) 11,975 warrants to purchase shares of common stock at an exercise price of $15.30 per share, (ii) 182,716 warrants to purchase shares of common stock at an exercise price of $12.60 per share, and (iii) 22,253 warrants to purchase shares of common stock at an exercise price of $5.68 per share.

An applicable prospectus supplement will describe the specific terms of any warrants that we issue or offer, including:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of our capital stock or debt securities purchasable upon exercise of the warrants;

•	the designation and terms of our other securities, if any, that may be issued in connection with the warrants, and the number of warrants issued with each corresponding security;

•	if applicable, the date that the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the prices and currencies for which the securities purchasable upon exercise of the warrants may be purchased;

•	the date that the warrants may first be exercised;

•	the date that the warrants expire;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	information with respect to book-entry procedures, if any;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of certain federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities, preferred stock or common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (i) the warrant certificate properly completed and duly executed and (ii) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the debt securities, preferred stock or common stock purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants if the expiration date of the warrants has not occurred. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants. We may, but we will not be required to, permit the exercise of warrants through the delivery of a notice of guaranteed delivery from a bank, a trust company, or a New York Stock Exchange member guaranteeing delivery of (i) payment of the exercise price for the securities for which the warrant is being exercised, and (ii) a properly completed and executed warrant certificate. The notice of guaranteed delivery must be received by the warrant agent before the expiration of the warrants, and the warrant agent will not honor a notice of guaranteed delivery unless a properly completed and executed warrant certificate and full payment for the securities being purchased are received by the warrant agent by the close of business on the third business day after the expiration time of the warrants.

Governing Law

Unless we provide otherwise in an applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our common stock, preferred stock, or warrants in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriters will purchase any of the offered securities remaining unsubscribed after the expiration of the rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and an applicable prospectus supplement to our stockholders on the record date that we set for receiving rights in the rights offering. An applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of the rights;

•	the securities for which the rights are exercisable;

•	the exercise price for the rights;

•	the date of determining the security holders entitled to the rights distribution;

•	the number of the rights issued to each security holder;

•	the extent to which the rights are transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights;

•	the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire (subject to any extension);

•	the conditions to completion of the rights offering;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

•	any other terms of the rights, including terms, procedures and limits relating to the exchange or exercise of the rights.

Each right will entitle the holder to purchase an amount of securities for cash, at the exercise price. Rights may be exercised at any time up to the close of business on the expiration date of the rights. After the close of business on the expiration date, all unexercised rights will become void. The manner in which rights may be exercised will be described in an applicable prospectus supplement. We may, but are not be required to, permit the exercise of rights through the delivery of a notice of guaranteed delivery from a bank, a trust company, or a New York Stock Exchange member guaranteeing delivery of (i) payment of the exercise price for the securities for which the rights are being exercised, and (ii) a properly completed and executed rights certificate. The notice of guaranteed delivery must be received by the rights agent before the expiration of the rights, and the rights agent will not honor a notice of guaranteed delivery unless a properly completed and executed rights certificate and full payment for the securities being purchased are received by the rights agent by the close of business on the third business day after the expiration time of the rights. Upon receipt of payment and the proper completion and due execution of the rights certificate at the designated office of the rights agent or any other office indicated in an applicable prospectus supplement, we or the transfer agent will forward, as soon as practicable, the securities purchased upon the exercise of the rights. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of the methods, including pursuant to standby underwriting arrangements, as set forth in an applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in an applicable prospectus supplement. The terms of any units offered under an applicable prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference to reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, common stock, preferred stock, warrants and/or units in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in an applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The proviions described in this section, as well as those described under “Description of Preferred Stock,” “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit and to any preferred stock, common stock, debt security, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in the amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of its agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units, despite any notice to the contrary.

EXPERTS

The consolidated financial statements of electroCore, Inc., Subsidiaries and Affiliate as of and for the year ended December 31, 2020 have been incorporated by reference herein and in the registration statement in reliance upon the report of Marcum LLP, independent registered public accounting firm, appearing incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report contains an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

The consolidated financial statements of electroCore, Inc., Subsidiaries and Affiliate as of and for the year ended December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP (KPMG), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

We have agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as result of KPMG’s consent to the incorporation by reference of its audit report on our past financial statements incorporated by reference in this registration statement on Form S-3.

LEGAL MATTERS

If and when the securities being registered hereunder are issued, the validity of such issuance will be passed upon for the Company by Dentons US LLP, New York, New York. As of the date of this prospectus, members of Dentons US LLP own shares of our common stock with a market value in excess of $50,000.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Many of the Company’s SEC filings are also available to the public from the SEC’s Website at www.sec.gov. The Company makes available free of charge its annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact the Corporate Secretary at the following address or telephone number: electroCore, Inc., 200 Forge Way, Suite 205, Rockaway, New Jersey 07866, Attention: Corporate Secretary; (973) 290-0097. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

The Company maintains its website at www.electrocore.com. The Company’s website and the information contained therein or connected thereto are not incorporated into this Registration Statement.

The Company has filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities the Company is offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to the Company and the Company’s securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, the Company refers you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the SEC, as described in the preceding paragraph.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” the information the Company files with them, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that the Company files later with the SEC will automatically update and supersede this information. The Company incorporates by reference the documents filed with SEC listed below:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 11, 2021 (the “2020 Form 10-K”).

•	The Company’s Quarterly Reports on Form 10-Q filed with the SEC on May 6, 2021, August 5, 2021 and November 4, 2021.

•	The Company’s Current Reports on Form 8-K and amendment to Current Report on Form 8-K, filed with the SEC on January, 22, 2021, February 17, 2021, June 16, 2021, July 2, 2021, August, 5, 2021, August 30, 2021, September 20, 2021, October 12, 2021, November 4, 2021, December 9, 2021, December 23, 2021, and January 18, 2022.

•	The description of the Company’s common stock in our registration statement on Form 8-A filed with the SEC on June 18, 2018, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to the 2020 Form 10-K.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

1,062,600

Shares of Common Stock

Pre-funded Warrants to Purchase up to 613,314 Shares of Common Stock

COMMON STOCK

PROSPECTUS SUPPLEMENT

Paulson Investment Company, LLC

The date of this prospectus supplement is July 31, 2023